Exhibit 99.1

Source: Aris Water Solutions, Inc.

May 9, 2022

Aris Water Solutions, Inc. Reports First Quarter 2022 Results

HOUSTON, Texas, May 9, 2022 – Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris”, “Aris Water” or the “Company”), today announced financial and operating results for the first quarter ended March 31, 2022.

FIRST QUARTER 2022 HIGHLIGHTS

●	Total water volumes of approximately 1.2 million barrels per day for the first quarter of 2022, up 45% versus the first quarter of 2021.
●	Recycled produced water volumes of approximately 273 thousand barrels per day for the first quarter of 2022, up 290% versus the first quarter of 2021.
●	First quarter 2022 consolidated net loss of $6.6 million, down from consolidated net income of $2.8 million for the first quarter of 2021 primarily related to a non-cash charge associated with assets held for sale. Adjusted Net Income [1] was $10.0 million. Adjusted EBITDA [1] of $35.9 million for the first quarter of 2022, up 54% versus the first quarter of 2021.

RECENT EVENTS

●	Announced a new long-term full cycle water management agreement with Chevron. Under the agreement, Aris will provide Chevron with exclusive produced water handling and recycling services in a significant portion of their core Northern Delaware Basin acreage.
●	Declared a dividend on the Company’s Class A common stock for the second quarter of 2022 of $0.09 per share.

“Aris finished the first quarter with significant commercial momentum and strong execution,” stated Amanda Brock, Chief Executive Officer of Aris. “We continued to move record water volumes on our expansive infrastructure network and grew alongside our premier, long-term contracted customers. Aris’s recycled produced water solutions continue to be rapidly adopted by operators and we are improving water sustainability in the Permian Basin. In addition, our recently announced agreement with Chevron is a significant milestone for the team, provides greater visibility to our long-term growth

1 Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted EBITDA and Adjusted Net Income and a reconciliation thereof to net income, the most comparable GAAP measure.

trajectory, and represents a strong endorsement of Aris from a leading operator. We are optimistic and confident about Aris’s continued growth in 2022 and beyond.”

OPERATIONS UPDATE

For the first quarter of 2022, the Company averaged approximately 1.2 million barrels of water per day of total volumes handled, up approximately 45% from 806 thousand barrels of water per day for the first quarter of 2021. The Company’s volume growth was primarily driven by increased activity levels from our long-term contracted customers and continued adoption of our recycled produced water solutions.

In March of 2022, Aris announced an expansion of its alliance with Texas Pacific Land Corporation (“TPL”). As part of the expanded relationship, Aris has access across TPL’s Northern Delaware surface acreage to provide a full suite of produced water services, including incremental water recycling for two leading large-cap customers operating on TPL royalty and surface acreage. In addition, Aris received key additional shallow interval water handling locations with the ability to permit more as needed.

FINANCIAL UPDATE

During the first quarter of 2022 the Company recorded a consolidated net loss of $6.6 million, down from consolidated net income of $2.8 million for the first quarter of 2021. The net loss was primarily related to a non-cash charge associated with assets held for sale. Adjusted Net Income 1 was $10.0 million.

The Company had Adjusted EBITDA 1 of $35.9 million for the first quarter of 2022 compared to $23.4 million in the first quarter of 2021, an increase of 54%. Aris continues to grow its Adjusted EBITDA alongside activity level increases from its long-term contracted customers and increased demand for its sustainable water recycling solutions.

The Company had gross margin per barrel of $0.26 per barrel for the first quarter of 2022 compared to $0.14 per barrel in the first quarter of 2021. The Company had Adjusted Operating Margin per barrel 2 of $0.42 per barrel for the first quarter of 2022, compared to $0.39 per barrel in the first quarter of 2021.

First quarter 2022 property, plant, and equipment expenditures totaled $9.8 million compared to $20.3 million in the first quarter of 2021. Aris continues to invest in high-return capital projects that support its long-term contracted customers and leverage its existing infrastructure.

STRONG BALANCE SHEET AND LIQUIDITY

As of March 31, 2022, the Company had approximately $67.8 million in cash and an undrawn and available $200.0 million revolving credit facility for a total available liquidity of $267.8 million.

SECOND QUARTER 2022 DIVIDEND

On May 6, 2022, Aris announced that its Board of Directors declared a dividend on its Class A common stock for the second quarter of 2022 of $0.09 per share. In conjunction with the dividend payment, a distribution of $0.09 per unit will be paid to unit holders of Solaris Midstream Holdings, LLC. The

2 Adjusted Operating Margin per Barrel is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Operating Margin per Barrel and a reconciliation thereof to gross margin, the most comparable GAAP measure.

dividend will be paid on May 31, 2022, to holders of record of the Company’s Class A common stock as of the close of business on May 19, 2022. The distribution to unit holders of Solaris Midstream Holdings, LLC will be subject to the same payment and record dates.

INCREASED 2022 OUTLOOK

Aris is updating its 2022 outlook to reflect the impact of the recently signed long-term agreement with Chevron as well as increased activity levels in the Northern Delaware Basin. For the year of 2022, Aris is now projecting increased Adjusted EBITDA1 between $165.0 and $175.0 million and property, plant, and equipment expenditures between $140.0 and $150.0 million. For the second quarter of 2022, Aris projects Adjusted EBITDA1 of $38.0-$40.0 million. Aris is investing additional capital in 2022 to support the Chevron agreement as well as incremental projected growth from our other long-term contracted customers.

CONFERENCE CALL

Aris will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2022 on Tuesday, May 10, 2022, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). Participants should call (877) 407-5792 and should refer to Aris Water Solutions, Inc. when dialing in. An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately 14 days. To access the replay, call (877) 660-6853 (United States/Canada) or (201) 612-7415 (International) and enter access code 13727969. A live broadcast of the earnings conference call and the related earnings presentation will also be available via the internet at www.ariswater.com under the “Investors” section of the website. A replay will also be available on the website following the call.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris Water delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, those regarding the Company’s business strategy, its industry, its future profitability, the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the volatility in global oil markets and the COVID-19 pandemic, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and the Company’s future business and financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “guidance,” “preliminary,” “project,” “estimate,” “expect,” “continue,” “intend,” “plan,” “believe,” “forecast,” “future,” “potential,” “may,” “possible,” “could” and variations of such words or similar expressions. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the risk factors discussed or referenced in its filings made from time to time with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Table 1

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
(in thousands, except for share and per share amounts)	March 31,
	2022	2021
Revenue
Produced Water Handling	$35,100	$21,651
Produced Water Handling—Affiliates	21,081	18,086
Water Solutions	11,644	1,943
Water Solutions—Affiliates	3,144	4,509
Total Revenue	70,969	46,189
Cost of Revenue
Direct Operating Costs	26,671	20,754
Depreciation, Amortization and Accretion	16,579	14,957
Total Cost of Revenue	43,250	35,711
Operating Costs and Expenses
General and Administrative	10,730	4,695
Impairment of Long-Lived Assets	15,597	—
Loss on Asset Disposal and Other	1,064	317
Total Operating Expenses	27,391	5,012
Operating (Loss) Income	328	5,466
Interest Expense, Net	7,785	2,651
(Loss) Income Before Income Taxes	(7,457)	2,815
Income Tax Benefit	(840)	—
Net (Loss) Income	(6,617)	2,815
Equity Accretion and Dividend—Redeemable Preferred Units	—	7
Net (Loss) Income Attributable to Stockholders'/Members' Equity	$(6,617)	$2,822
Net Loss Attributable to Noncontrolling Interest	(4,395)
Net Loss Attributable to Aris Water Solutions, Inc.	$(2,222)

Net Loss Per Share of Class A Common Stock, Basic and Diluted	$(0.11)
Weighted Average Shares of Class A Common Stock Outstanding, Basic and Diluted	21,852,966

Table 2

Aris Water Solutions, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share and per share amounts)	March 31,	December 31,
	2022	2021
Assets
Cash	$67,779	$60,055
Accounts Receivable, Net	50,792	41,973
Accounts Receivable from Affiliate	19,584	20,191
Other Receivables	2,730	4,126
Prepaids and Deposits	5,191	6,043
Assets Held for Sale	7,450	—
Total Current Assets	153,526	132,388
Fixed Assets
Property, Plant and Equipment	696,275	700,756
Accumulated Depreciation	(68,160)	(67,749)
Total Property, Plant and Equipment, Net	628,115	633,007
Intangible Assets, Net	295,746	304,930
Goodwill	34,585	34,585
Deferred Income Tax Assets, Net	22,439	19,933
Right-of-Use Assets	7,002	—
Other Assets	1,708	1,850
Total Assets	$1,143,121	$1,126,693
Liabilities and Stockholders' Equity
Accounts Payable	$19,281	$7,082
Payables to Affiliate	1,740	1,499
Accrued and Other Current Liabilities	46,174	40,464
Total Current Liabilities	67,195	49,045
Long-Term Debt, Net of Debt Issuance Costs	392,518	392,051
Asset Retirement Obligation	7,530	6,158
Tax Receivable Agreement Liability	77,095	75,564
Other Long-Term Liabilities	5,398	1,336
Total Liabilities	549,736	524,154
Commitments and Contingencies
Stockholders' Equity:
Preferred Stock $0.01 par value, 50,000,000 authorized. None issued or outstanding as of March 31, 2022 and December 31, 2021	—	—
Class A Common Stock $0.01 par value, 600,000,000 authorized, 22,006,624 issued and 21,996,433 outstanding as of March 31, 2022, 21,858,022 issued and 21,847,831 outstanding as of December 31, 2021	219	218
Class B Common Stock $0.01 par value, 180,000,000 authorized, 31,568,017 issued and outstanding as of March 31, 2022, 31,716,104 issued and outstanding as of December 31, 2021	316	317
Treasury Stock (at Cost), 10,191 shares	(135)	(135)
Additional Paid-in-Capital	215,805	212,926
Accumulated Deficit	(4,741)	(457)
Total Stockholders' Equity Attributable to Aris Water Solutions, Inc.	211,464	212,869
Noncontrolling Interests	381,921	389,670
Total Stockholders' Equity	593,385	602,539
Total Liabilities and Stockholders' Equity	$1,143,121	$1,126,693

Table 3

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)	Three Months Ended March 31,
	2022	2021
Cash Flow from Operating Activities
Net (Loss) Income	$(6,617)	$2,815
Adjustments to reconcile Net (Loss) Income to Net Cash provided by Operating Activities:
Deferred Income Tax Benefit	(840)	—
Depreciation, Amortization and Accretion	16,579	14,957
Stock-Based Compensation	2,337	—
Impairment of Long-Lived Assets	15,597	—
Loss on Disposal of Asset, Net	554	44
Abandoned Projects	2	211
Amortization of Deferred Financing Costs	565	214
Other	203	—
Changes in Operating Assets and Liabilities:
Accounts Receivable	(7,996)	850
Accounts Receivable from Affiliate	608	(768)
Other Receivables	795	896
Prepaids, Deposits and Other Current Assets	852	923
Accounts Payable	1,026	(2,928)
Payables to Affiliate	241	246
Adjustment in Deferred Revenue	14	(149)
Accrued Liabilities and Other	2,470	(737)
Net Cash Provided by Operating Activities	26,390	16,574

Cash Flow from Investing Activities
Property, Plant and Equipment Expenditures	(9,810)	(20,326)
Net Cash Used in Investing Activities	(9,810)	(20,326)

Cash Flow from Financing Activities
Dividends and Distributions Paid	(8,856)	—
Members' Contributions	—	5
Net Cash (Used In) Provided by Financing Activities	(8,856)	5

Net Increase (Decrease) in Cash	7,724	(3,747)
Cash, Beginning of Period	60,055	24,932
Cash, End of Period	$67,779	$21,185

Use of Non-GAAP Financial Information

The Company uses financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Operating Margin Adjusted Operating Margin per Barrel, and Adjusted Net Income. Although these Non-GAAP financial measures are important factors in assessing the Company’s operating results and cash flows, they should not be considered in isolation or as a substitute for net income or gross margin or any other measures prepared under GAAP.

The Company calculates Adjusted EBITDA as net income (loss) plus: interest expense; income taxes; depreciation, amortization and accretion expense; asset impairments and abandoned project charges; losses on the sale and/or exchange of assets; loss on debt modification; and non-recurring or unusual expenses or charges (including temporary power costs), less any gains on sale and/or exchange of assets.

The Company calculates Adjusted Operating Margin as Gross Margin plus depreciation, amortization and accretion and temporary power costs. The Company defines Adjusted Operating Margin per Barrel as Adjusted Operating Margin divided by total volumes.

The Company calculates Adjusted Net Income as Net Income (Loss) Attributable to Stockholder’/Members’ Equity plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically noncash and/or nonrecurring items.

For the quarter ended March 31, 2022, the Company calculates its current leverage ratio as net debt as of March 31, 2022, divided by annualized 1Q 2022 Adjusted EBITDA. Net debt is calculated as the principal amount of total debt as of March 31, 2022, less cash as of March 31, 2022.

The Company believes these presentations are used by investors and professional research analysts for the valuation, comparison, rating, and investment recommendations of companies within its industry. Similarly, the Company’s management uses this information for comparative purposes as well. Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, and Adjusted Net Income are not measures of financial performance under GAAP and should not be considered as measures of liquidity or as alternatives to net income (loss) or gross margin. Additionally, these presentations as defined by the Company may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as gross margin, operating income, net income or cash flows from operating activities.

Although we provide forecasts for the non-GAAP measure Adjusted EBITDA, we are not able to forecast the most directly comparable measure net income calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP net income are not predictable, making it impractical for us to forecast. Such elements include but are not limited to non-recurring gains or losses, unusual or non-recurring items, income tax benefit or expense, or one-time transaction costs, which could have a significant impact on the GAAP measure. As a result, no reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income is provided.

Table 4

Aris Water Solutions, Inc.

Operating Metrics

(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Thousand barrels water per day
Produced Water Handling Volumes	803	648
Water Solutions Volumes:
Recycled Produced Water Volumes Sold	273	70
Groundwater Volumes Sold	66	33
Groundwater Volumes Transferred	25	55
Total Water Solutions Volumes	364	158
Total Volumes	1,167	806

Per Barrel Operating Metrics
Produced Water Handling Revenue/Barrel	$0.78	$0.68
Water Solutions Revenue/Barrel	$0.45	$0.45
Revenue/Barrel of Total Volumes	$0.68	$0.64
Direct Operating Costs/Barrel	$0.25	$0.29
Adjusted Operating Margin/Barrel	$0.42	$0.39

Table 5

Aris Water Solutions, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended
(in thousands)	March 31,
	2022	2021
Net Income (Loss)	$(6,617)	$2,815
Interest Expense, Net	7,785	2,651
Income Tax Benefit	(840)	—
Depreciation, Amortization and Accretion	16,579	14,957
Impairment of Long-Lived Assets	15,597	—
Stock-Based Compensation	2,337	—
Abandoned Projects	2	211
Temporary Power Costs	—	2,650
Loss on Disposal of Asset, Net	554	44
Transaction Costs	508	62
Adjusted EBITDA	$35,905	$23,390

Table 6

Aris Water Solutions, Inc.

Reconciliation of Gross Margin to Adjusted Operating Margin and
Adjusted Operating Margin per Barrel

(Unaudited)

(in thousands)	March 31,
	2022	2021
Total Revenue	$70,969	$46,189
Cost of Revenue	(43,250)	(35,711)
Gross Margin	27,719	10,478
Depreciation, Amortization and Accretion	16,579	14,957
Temporary Power Costs	—	2,650
Adjusted Operating Margin	$44,298	$28,085
Total Volumes (Thousands of BBLs)	105,006	72,555
Adjusted Operating Margin/BBL	$0.42	$0.39

Table 7

Aris Water Solutions, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income

(Unaudited)

	Three Months Ended
(in thousands)	March 31,
	2022	2021
Net Income (Loss)	$(6,617)	$2,815
Adjusted items:
Impairment of Long-Lived Assets	15,597	—
Loss on Disposal of Asset, Net	554	44
Stock-Based Compensation	2,337	—
Tax Effect of Adjusting Items (1)	(1,843)	—
Adjusted Net Income	$10,028	$2,859

(1) Estimated tax effect of adjusted items allocated to Aris' based on statutory rates

Table 8

Aris Water Solutions, Inc.

Computation of Leverage Ratio

(Unaudited)

As of
March 31,
(in thousands)	2022

Principal Amount of Debt at March 31, 2022	$400,000
Less: Cash at March 31, 2022	(67,779)
Net Debt	$332,221

Adjusted EBITDA for the Three Months Ended March 31, 2022	$35,905
x 4 Quarters	x 4
Annualized Adjusted EBITDA	$143,620

Net Debt	$332,221
÷ Annualized Adjusted EBITDA	$143,620
Current Leverage Ratio as of March 31, 2022	2.31